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                                                         September 18, 1998


ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602-4510

Ladies and Gentlemen:

       We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), and the Prospectus and form of Prospectus Supplement forming a part thereof (collectively, the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the Certificates (as defined below). The Registration Statement and the Prospectus relate to the offer and sale of up to $2,500,000,000 aggregate principal amount of the Mortgage Pass-Through Certificates (Issuable in Series) (the "Certificates") to be created and issued pursuant to one or more Pooling and Servicing Agreements to be entered into between you, one or more trustees and possibly another entity as the master servicer (collectively, the "Agreement") as described in the Registration Statement. A form of Pooling and Servicing Agreement is included as an Exhibit to the Registration Statement. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

       We have assumed for the purposes of the opinions set forth below that the Certificates will be issued in Series created as described in the Registration Statement and that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed that, except with respect to ABN AMRO Mortgage Corporation, the Agreement and the Certificates will be duly authorized by all necessary corporate action and that the Certificates will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to you.

       The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

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       On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

       1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

       2. While the Tax Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Certificates, particularly to purchasers subject to special rules under the Internal Revenue Code of 1986, we hereby adopt and confirm the opinions set forth in the Prospectus under the headings "Summary of Terms -- Federal Income Tax Considerations," "Summary of Terms -- ERISA," "Certain Federal Income Tax Consequences" and "ERISA Considerations". There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the form of Prospectus Supplement filed herewith does not relate to a specific transaction. Accordingly, the above-referenced description of the selected Federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Certain Federal Income Tax Consequences" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                      Very truly yours,

                                                      /s/ MAYER, BROWN & PLATT
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                                                      MAYER, BROWN & PLATT


MBP:DC